Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Star Jets International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (1) (2)	457(o)			$13,225,000		$110.20 per $1,000,000	$1,458
	Equity	Representative's Warrants (3)	457(g)			-	$		-
	Equity	Common Stock issuable upon exercise of Representative's Warrants (4)	457(g)			$632,500		$110.20 per $1,000,000	$70
Carry Forward Securities
Carry Forward Securities	X
	Total Offering Amounts					$13,857,500		$1,528
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$1,528

(1)	Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

(3)	The Company has agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase a number of our shares of common stock equal to an aggregate of 5% of the shares of common stock sold in the offering (excluding any shares sold for over-allotments). In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Representative’s Warrants are registered, no registration fee is required with respect to the Representative’s Warrants registered hereby.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative's Warrants are exercisable at a per share exercise price equal to 110% of the public offering price. The proposed maximum aggregate offering price of the Representative's Warrants is equal to 110% of $575,000 (which is equal to 5% of $11,500,000).